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                                                                  EXHIBIT 23.8.8



General Partners
Northbrook Partners, Limited:


We consent to the use of our report with respect to the consolidated financial statements of Northbrook Partners, Limited and its limited partnership interest as of and for the year ended December 31, 1997 included herein and to the reference to our firm under the heading "Experts" in the prospectus supplement.


                                                  KPMG Peat Marwick LLP

Greenville, South Carolina
March 26, 1999